UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

METASOLV, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17920	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5556 Tennyson Parkway Plano, Texas		75024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 403-8300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

In order to obtain a more definitive basis for the accounting treatment of the $23 million of common stock and warrants to purchase common stock that were privately placed by MetaSolv, Inc. (the “Company”) on October 26, 2005, the Company has sought and obtained amendments to the purchase agreements (the “Purchase Agreements”) that the Company entered into in connection with the private placement with each of Bonanza Master Fund Ltd., Brookside Capital Partners Fund, L.P., Shea Ventures, LLC, Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P., SRB Greenway Offshore Operating Fund, L.P., WS Opportunity Fund, L.P., WS Opportunity Fund (QP), L.P., WS Opportunity Fund International, Ltd., Walker Smith Capital, L.P., Walker Smith Capital (QP), L.P. and Walker Smith International Fund, Ltd. (the “Purchasers”). Pursuant to the Purchase Agreements, the Company sold 7,666,667 shares of its common stock, par value $0.005 per share (the “Common Stock”), at a per share price of $3.00 and warrants (the “Warrants”) to purchase an additional 3,833,333 shares of Common Stock.

The Purchase Agreements provide for payment of liquidated damages in the event of a failure to cause a registration statement to be declared effective within specified timeframes or to remain effective for a specified period, covering the shares of Common Stock acquired by the Purchasers and the shares of Common Stock issuable upon exercise of the Warrants. On February 8, 2006, the Company entered into amendments to the Purchase Agreements with each Purchaser (each, an “Amendment”) to provide a maximum cap on the liquidated damages. Each Amendment provides that the liquidated damages shall in no event exceed an amount equal to ten percent of the aggregate purchase price for the Purchaser’s Common Stock and Warrants. Current interpretations of the accounting literature in regards to these types of agreements can result in the equity securities sold being classified as a liability on the Company’s balance sheet and changes in the fair value of the liability being recognized in the earnings of the Company, even after the initial effectiveness of a registration statement covering the securities. This presentation can result in significant earnings volatility. The Company believes the execution of the Amendments removes the risks associated with this unfavorable accounting treatment.

The foregoing description of the Amendments is qualified in its entirety by the terms of the Amendments, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. In addition, the Purchase Agreements are described in more detail in the Company’s Current Report on Form 8-K filed on October 28, 2005, and a form of the Purchase Agreement is attached as an exhibit thereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Amendment to Purchase Agreement, dated February 8, 2006, entered into between MetaSolv, Inc. and each of Bonanza Master Fund Ltd., Brookside Capital Partners Fund, L.P., Shea Ventures, LLC, Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P., SRB Greenway Offshore Operating Fund, L.P., WS Opportunity Fund, L.P., WS Opportunity Fund (QP), L.P., WS Opportunity Fund International, Ltd., Walker Smith Capital, L.P., Walker Smith Capital (QP), L.P. and Walker Smith International Fund, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASOLV, INC.

Date: February 9, 2006	By:	/S/ GLENN A. ETHERINGTON
Glenn A. Etherington
Chief Financial Officer